Exhibit 99.2

AMENDMENT NO. 2 TO SENIOR SECURED

CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of March 31, 2014 by and among KIOR, INC., a Delaware corporation (“Parent”), certain of Parent’s subsidiaries (collectively with Parent, “Grantors”), Khosla Ventures III LP, as Agent, and the purchasers party to the 2013 Purchase Agreement (defined below).

RECITALS

A. Parent, Agent and the purchasers party thereto are parties to that certain Senior Secured Convertible Note Purchase Agreement dated as of October 18, 2013 (as amended, supplemented, restated, supplemented replaced or refinanced from time to time, the “Purchase Agreement”), providing for the incurrence of indebtedness by Parent to the “Purchasers” party thereto and defined therein.

B. Parent, Agent and the purchasers party thereto are parties to that certain Senior Secured Promissory Note and Warrant Purchase Agreement dated as of even date herewith (as amended, supplemented, restated, supplemented replaced or refinanced from time to time, the “2014 Purchase Agreement”), providing for the incurrence of up to an additional $25 million in senior secured indebtedness by Parent to the “Purchasers” party thereto and defined therein.

C. The Parent has requested that the purchasers party to the Purchase Agreement consent to the indebtedness and liens under the 2014 Purchase Agreement and consent to and waive certain other matters.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Definitions. Unless otherwise indicated herein, words and terms that are defined in the Purchase Agreement shall have the same meaning where used in this Amendment.

2. Amendment of Purchase Agreement.

a. The definition of “Permitted Indebtedness” in the Purchase Agreement is hereby amended by adding the following at the end thereof “; and (xii) Indebtedness under the 2014 Purchase Agreement and the documents, instruments and agreements in connection therewith.”

b. The definition of “Permitted Liens” in the Purchase Agreement is hereby amended by adding the following at the end thereof “; and (xxii) Liens securing Indebtedness under the 2014 Purchase Agreement and the documents, instruments and agreements in connection therewith.”

c. The final sentence of Section 6.5 of the Purchase Agreement is hereby amended by adding by deleting the words “clauses (ii), (iii) or (vii) of.”

d. The first sentence of Section 6.7 of the Purchase Agreement is hereby amended by deleting the words “sixty (60) days after the date of the First Closing” and replacing it with the words “sixty (60) days after the date of Amendment No. 2 to Purchase Agreement.” The undersigned waives any default arising from the failure of the Grantors to comply with such Section 6.7 prior to the date of the Amendment No. 2 to Purchase Agreement.

3. Continued Validity of Agreement. Except as specifically amended herein, the Purchase Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators.

5. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

AGENT:

KHOSLA VENTURES III, LP
By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Member

PURCHASER:

KHOSLA VENTURES III, LP
By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Member

PURCHASER:

KFT TRUST, VINOD KHOSLA, TRUSTEE

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Trustee

PURCHASER:

VNK MANAGEMENT LLC

By:	/s/ Neal A. Bhadkamkar
Name:	Neal A. Bhadkamkar
Title:	Manager

KIOR, INC.,
a Delaware corporation

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	Chief Executive Officer

KIOR COLUMBUS, LLC, a Delaware limited liability company

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	Chief Executive Officer